UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017 (November 20, 2017)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 20, 2017, we entered into a Second Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of March 25, 2014, among the Company, as Lead Borrower, certain of the Company’s subsidiaries named therein as borrowers, certain banks and financial institutions named therein, as Lenders, and Bank of America, N.A., as Agent for the Lenders (the “Revolver”, and as amended by the Amendment, the “Amended Revolver”). The Amendment increases the amount which may be borrowed under the Revolver to $420 million and extends the maturity date from March 2019 to November 2022. The Amended Revolver maintains the existing $200 million accordion feature and allows for an incremental $50 million first-in, last-out facility. The applicable margins for prime rate loans are reduced from a range of 0.25% to 0.75% to a range of 0.25% to 0.50% and, for London Interbank Offered Rate loans, reduced from a range of 1.25% to 1.75% to a range of 1.25% to 1.50%. Other terms and covenants under the Amended Revolver remain substantially unchanged.
In connection with the Amendment, the Company and the subsidiary borrowers also entered into a Third Amended and Restated Security Agreement and a First Amendment to Second Amended and Restated Intellectual Property Security Agreement. The mortgage previously granted by GameStop Texas LP was released.
The foregoing description of each of the Amendment, the Security Agreement Amendment and the Patent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, which are filed, respectively, as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 hereto, and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
(a) The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03(a) as if fully set forth herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Second Amendment to Second Amended and Restated Credit Agreement, dated as of November 20, 2017, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A. and the other lending institutions listed therein, Bank of America, N.A., as Issuing Bank, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, U.S. Bank National Association and Regions Bank as Co-Documentation Agents.

10.2	Third Amended and Restated Security Agreement, dated as of November 20, 2017.
10.3	First Amendment to Second Amended and Restated Patent and Trademark Security Agreement, dated as of November 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: November 21, 2017	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Second Amendment to Second Amended and Restated Credit Agreement, dated as of November 20, 2017, by and among GameStop Corp., certain subsidiaries of GameStop Corp., Bank of America, N.A. and the other lending institutions listed therein, Bank of America, N.A., as Issuing Bank, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, U.S. Bank National Association and Regions Bank as Co-Documentation Agents.

10.2	Third Amended and Restated Security Agreement, dated as of November 20, 2017.
10.3	First Amendment to Second Amended and Restated Patent and Trademark Security Agreement, dated as of November 20, 2017.